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                           SECOND AMENDMENT TO LEASE


          This Second Amendment to Lease ("Second Amendment"), dated May 6, 1998 is between OTR, an Ohio general partnership acting as the duly authorized nominee of the board of The State Teachers Retirement System of Ohio
("Lessor"), whose address is 275 East Board Street, Columbus, Ohio 43215, and NORTHFIELD LABORATORIES INC., a Delaware corporation ("Lessee").


                                WITNESSETH: THAT


          A. Whereas, Lessor and Lessee have entered into a certain Lease dated June 8, 1989 and further amended November 24, 1992 (the First Amendment To Lease), for the lease of certain premises located in the Property ("Property") known and described as 1200 Business Center Drive, Suite 200, Mt. Prospect, IL 60056.

          B. Whereas, Lessee in accordance with Paragraph 3 of the First Amendment To Lease dated November 24, 1992 desires to exercise it's Second Option to Renew. (Second Renewal Option) Effective July 1, 1998 and for a period of five (5) years upon the terms and conditions set forth below and in the manner hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained in this Agreement, the parties agree as follows:

          1. Second Renewal Option Term The term of the Second Renewal Option will be for a period of five (5) years, commencing July 1, 1998 and ending June 30, 2003 upon the same terms and conditions set forth in the Lease, except as otherwise provided in this Second Amendment To Lease. Any reference in the Lease to "Term" shall include this Second Renewal Option Term.

          2.   Base Rent

               (a) The Annual Base Rent for first three years of the Term (7-01-98 thru 6/30/01) shall be the sum of Three Hundred Two Thousand Nine-Hundred Forty Dollars and No-Cents ($302,940.00) payable monthly, in advance, in thirty-six
                    (36) equal installments of Eight-Thousand Four-Hundred Fifteen Dollars and No-Cents ($8,415.00).

               (b) The Annual Base Rent for the period (7/01/01 thru 6/30/03) shall be the sum of Two-Hundred Fourteen Thousand Two-Hundred Dollars and No-Cents ($214,200.00) payable monthly, in advance, in twenty-four (24) equal installments of Eight-Thousand Nine-Hundred and Twenty-Five dollars and No-Cents ($8,925.00).

          3. If the Second Amendment To Lease term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, the monthly rent for the first month of the Renewal Term or the last month of the Extension Term, as the case may be, shall be prorated based upon the ratio that the number of the days in the Renewal Term within such month bears to the total number of days in such month.

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Second Amendment To Lease
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     4.   Effective Date  This Second Amendment shall be effective as of July 1,
1998 and shall inure to the benefit of the parties's heirs, successors and assigns.

     5. Non-conflicting Lease Terms Ratified Except as modified herein, the terms, covenants and conditions of the Lease are ratified and confirmed and the parties shall be bound by, and shall have the benefits of, all the terms, covenants and conditions of the Lease.

     6. Brokerage Commission Except for any broker, agent or other person named below, Landlord and Tenant represent and warrant each to the other that each has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord hereby agrees to pay Insignia/ESG, Inc. ("Agent") a leasing commission as set forth in that certain Management Agreement between landlord and Agent, from which Agent has agreed to pay a "co-op" leasing commission to Cushman & Wakefield of Illinois, Inc. ("Co-op Broker"). Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person (including, without limitation, Co-op Broker) claiming a commission to other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 6 shall survive the termination of the Lease as amended by this Second Amendment.

     7. Second Amendment Controls If any terms, covenants or conditions of this Second Amendment conflict with the terms, covenants and conditions of the Lease, then the terms and conditions of this Second Amendment shall control.

          IN WITNESS WHEREFORE, the parties to this Second Amendment to Lease Agreement have extended the same on the day and year written above.




                                             LESSOR:
                                             OTR, an Ohio General Partnership



                                             By: _____________________________


                                             Its: ____________________________



                                             LESSEE:
                                             Northfield Laboratories Inc.
                                             A Delaware Corporation



                                             By: _____________________________


                                             Its: ____________________________